Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact:
Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS STRONG SECOND QUARTER FISCAL 2009 RESULTS EXCEEDING EXTERNAL ESTIMATES
-Second Quarter Comparable Store Sales Increased 6.1%
-Second Quarter Earnings Increased 27% to $0.14 Per Diluted Share
-Second Quarter Operating Margin Increased 63 Basis Points

SIDNEY, Neb. (July 30, 2009) – Cabela’s Incorporated (NYSE:CAB) today reported strong second quarter fiscal 2009 financial results which exceeded external estimates.

For the quarter, retail store revenue increased 10.2% to $301.6 million led by a 6.1% increase in comparable store sales; direct revenue decreased 3.6% to $199.5 million as the Company reduced direct marketing costs 10.1% resulting in increased revenue per catalog page; and financial services revenue increased 15.4% to $44.1 million. Total revenue for the second quarter of 2009 increased 4.4% to $549.2 million compared to $526.0 million for the second quarter of 2008.

Net income for the second quarter of 2009 was $9.1 million, or $0.14 per diluted share, compared to $7.3 million, or $0.11 per diluted share, in the second quarter of 2008.

“We are very pleased to post another solid quarter,” said Tommy Millner, Cabela’s Chief Executive Officer.  “Our 6.1% increase in comparable store sales, driven by strength in hunting equipment, represents our third consecutive quarter of positive gains.  We continue to gain momentum in the hunting equipment category, as we take market share from our competitors and leverage our multi-channel model to provide our customers with a great value proposition.”

Merchandise gross margin improved 62 basis points in the quarter.  These improvements were realized across virtually all of the Company’s product categories as a result of lower promotional costs, reduced transportation costs and reduced discounts and markdowns, all of which more than offset the mix shift to lower margin hard goods.

Additionally, the Company continues to reduce costs and improve operating efficiencies.  Operating margin in the Company’s retail segment increased 310 basis points as the Company reduced labor expense in its retail stores and increased productivity of its marketing materials.  In the Company’s direct segment, operating margin improved 360 basis points due to higher gross margin and increased revenue per catalog page.

“Our efforts to improve merchandise margins and operating efficiencies led to higher operating margin in both our direct and retail segments,” Millner said.  “Improved inventory levels led to reduced costs and fewer discounts and markdowns which helped increase merchandise margins, while our employees’ hard work and extra efforts in controlling costs and improving operating efficiencies in all areas of our business helped improve operating margins.”

Included in the quarter are two non-cash items that impacted the Company’s reported financial results.  The first is a non-cash charge related to the write down of excess real estate, and the second is a non-cash increase in the valuation of the Company’s retained interest in securitized assets.

“As I shared with you last quarter, part of our strategy is to control costs, generate cash and improve return on invested capital,” Millner said.  “As a part of this strategy we performed a thorough review of all the land we own for future store locations to determine the future potential of these sites.  We have completed this review and have made the decision not to build a store in Greenwood, Indiana.  As a result of this decision, we recorded a pre-tax non-cash impairment charge of $11.7 million related to the write-down of excess land.  This charge reduced earnings by $0.11 per diluted share in the quarter. ”

Additionally, the Company’s wholly-owned subsidiary, World’s Foremost Bank, recently completed a competitive pricing analysis of its credit card portfolio and has made the decision to re-price the portfolio based on this analysis and changing market conditions.  These pricing changes are expected to take effect in the third quarter.  As a result, the valuation of the Company’s interest-only strip associated with its securitized credit card receivables increased by $8.5 million in the quarter, which increased earnings by $0.08 per diluted share in the quarter.

The Company ended the quarter with total debt outstanding of $490 million as compared to $634 million at the end of the second quarter of 2008.  In addition, the Company continued to tightly manage inventory as inventory decreased $44 million to $587 million as compared to $631 million at the end of the second quarter of 2008.

Due to ongoing efforts to control costs and tightly manage the balance sheet, cash flow used in operations improved significantly for the year to date period.  For the six months ending June 27, 2009, cash flows used in operations were $47 million as compared to $143 million in the same period a year ago.  Capital expenditures during the quarter were $10.0 million.  The Company continues to expect capital expenditures for the year to be $40-50 million.

“As we look ahead into the third quarter, we are even more encouraged by the favorable trends in our retail and direct segments and our ability to tightly manage costs,” Millner said.  “For the full year, we now expect total revenue growth and comparable store sales to increase at a low single digit percentage rate as compared to our previous forecast for total revenue growth and comparable store sales to be approximately flat.  We continue to expect direct revenue to decline at a low to mid-single digit rate and net charge-offs at World’s Foremost Bank to be between 5.1% and 5.5% for the full year.  While we continue to expect full year earnings per diluted share to be roughly equal with 2008, should the momentum we realized in the first half of the year continue into the second half, earnings per diluted share could exceed 2008 levels.”

Conference Call Information

A conference call to discuss second quarter fiscal 2009 operating results is scheduled for today (Thursday, July 30) at 11:00 a.m. Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company's statements regarding capital expenditures being $40-50 million for 2009; total revenue growth and comparable store sales increasing at a low single digit percentage rate for 2009, direct revenue declining at a low to mid-single digit rate for 2009, net charge-offs at World’s Foremost Bank being between 5.1% and 5.5% for 2009; and earnings per share for 2009 being roughly equal with or exceeding 2008 levels.  Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the level of discretionary consumer spending; the strength of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company's ability to comply with the financial covenants in its credit arrangements; counterparty risk on the Company's unsecured revolving credit facility; changes in consumer preferences and demographic trends; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company's growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products; trade restrictions; political or financial instability in countries where the goods the Company sells are manufactured; adverse fluctuations in foreign currencies; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; the cost of fuel increasing; road construction around the Company's retail stores; labor shortages or increased labor costs; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company's intellectual property; the Company's ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions, including related increases in required regulatory capital; the Company's ability to manage credit and liquidity risks; any downgrade of the ratings on the outstanding notes issued by the Company's financial services business' securitization trust; the ability of the Company's financial services business to securitize credit card receivables at acceptable rates or access the deposits market; decreased interchange fees received by the Company's financial services business as a result of credit card industry litigation; the impact of legislation, regulation and supervisory regulatory actions in the financial services industry including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the proposed financial regulatory reform; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 27, 2008), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2009	2008	2009	2008
Revenue:
Merchandise sales	$501,145	$480,640	$1,002,023	$971,551
Financial services revenue	44,129	38,253	78,023	78,961
Other revenue	3,962	7,059	8,730	10,979
Total revenue	549,236	525,952	1,088,776	1,061,491

Total cost of revenue (exclusive of depreciation and amortization)	326,060	316,386	652,374	630,188
Selling, distribution, and administrative expenses	192,536	194,714	391,758	395,365
Impairment and restructuring charges	11,692	-	13,370	-
Operating income	18,948	14,852	31,274	35,938

Interest expense, net	(6,054)	(7,748)	(11,888)	(14,889)
Other non-operating income, net	1,654	1,755	3,700	3,614
Income before provision for income taxes	14,548	8,859	23,086	24,663
Provision for income taxes	5,425	1,580	8,835	7,428

Net income	$9,123	$7,279	$14,251	$17,235

Basic net income per share	$0.14	$0.11	$0.21	$0.26
Diluted net income per share	$0.14	$0.11	$0.21	$0.26

Basic weighted average shares outstanding	67,030,452	66,203,423	66,804,333	66,068,902
Diluted weighted average shares outstanding	67,570,398	66,852,745	67,030,985	66,761,415

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	June 27,	December 27,	June 28,
	2009	2008	2008
ASSETS
CURRENT
Cash and cash equivalents	$480,756	$410,104	$88,125
Accounts receivable, net of allowance for doubtful accounts of $1,802, $556 and $1,782	34,364	45,788	49,652
Credit card loans, net of allowances of $1,193, $1,507 and $1,254	138,896	167,226	184,024
Inventories	586,613	517,657	630,830
Prepaid expenses and other current assets	145,468	133,439	141,232
Income taxes receivable	-	-	1,753
Total current assets	1,386,097	1,274,214	1,095,616
Property and equipment, net	864,501	881,080	916,558
Land held for sale or development	37,550	39,318	33,312
Retained interests in securitized loans, including asset-backed securities	121,465	61,605	38,390
Economic development bonds	115,650	112,585	101,316
Other assets	25,411	27,264	32,356
Total assets	$2,550,674	$2,396,066	$2,217,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $30,560, $28,217 and $14,234	$163,143	$189,766	$169,483
Gift instruments, and credit card and loyalty rewards programs	164,857	184,834	170,280
Accrued expenses	99,270	123,296	93,134
Time deposits	184,711	178,817	83,979
Current maturities of long-term debt	222	695	26,701
Income taxes payable	2,600	11,689	-
Deferred income taxes	10,627	11,707	13,157
Total current liabilities	625,430	700,804	556,734
Long-term debt, less current maturities	490,130	379,336	606,810
Long-term time deposits	398,662	307,382	117,603
Deferred income taxes	40,935	38,707	26,667
Other long-term liabilities	60,136	56,132	57,243

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized -- 10,000,000 shares; Issued – none	-	-	-
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares; Issued – 67,063,457, 66,833,984, and 66,463,389 shares	671	668	665
Class B Non-voting, Authorized – 245,000,000 shares; Issued – none	-	-	-
Additional paid-in capital	277,980	271,958	266,755
Retained earnings	661,927	647,676	588,507
Accumulated other comprehensive loss	(5,197)	(6,597)	(3,436)
Total stockholders’ equity	935,381	913,705	852,491
Total liabilities and stockholders’ equity	$2,550,674	$2,396,066	$2,217,548

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2009	2008	2009	2008
	(Dollars in Thousands)
Revenue:
Retail	$301,633	$273,624	$577,159	$527,999
Direct	199,512	207,016	424,864	443,552
Financial Services	44,129	38,253	78,023	78,961
Other	3,962	7,059	8,730	10,979
Total revenue	$549,236	$525,952	$1,088,776	$1,061,491

Operating Income (Loss):
Retail	$33,965	$22,406	$52,019	$49,345
Direct	32,587	26,379	62,003	59,855
Financial Services	12,020	11,190	23,989	21,967
Other	(59,624)	(45,123)	(106,737)	(95,229)
Total operating income	$18,948	$14,852	$31,274	$35,938

As a Percentage of Total Revenue:
Retail revenue	55.0%	52.0%	53.0%	49.8%
Direct revenue	36.3	39.4	39.0	41.8
Financial Services revenue	8.0	7.3	7.2	7.4
Other revenue	0.7	1.3	0.8	1.0
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	11.3%	8.2%	9.0%	9.3%
Direct operating income	16.3	12.7	14.6	13.5
Financial Services operating income	27.2	29.3	30.7	27.8
Total operating income (1)	3.4	2.8	2.9	3.4

 (1)  The percentage of total operating income is a percentage of total consolidated revenue.

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Unaudited)

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a generally accepted accounting principles (“GAAP”) basis.  For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income.

	Three Months Ended		Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
	(In Thousands)

Interest and fee income, net of provision for loan losses	$9,523	$8,743	$20,512	$19,123
Interest expense	(6,497)	(2,660)	(12,670)	(6,162)
Net interest income, net of provision for loan losses	3,026	6,083	7,842	12,961
Non-interest income:
Securitization income	54,569	45,652	93,603	89,350
Other non-interest income	15,897	16,053	30,930	32,641
Total non-interest income	70,466	61,705	124,533	121,991
Less: Customer rewards costs	(29,363)	(29,535)	(54,352)	(55,991)

Financial Services revenue	$44,129	$38,253	$78,023	$78,961

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
(Unaudited)

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the financial services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

	Three Months Ended		Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
	(Dollars in Thousands)

Interest income	$55,734	$46,544	$112,623	$98,353
Interchange income, net of customer rewards costs	21,913	19,996	42,157	37,823
Other fee income	13,842	7,991	25,825	15,468
Interest expense	(25,073)	(19,596)	(48,995)	(41,306)
Provision for loan losses	(30,417)	(14,419)	(57,532)	(26,821)
Other	8,130	(2,263)	3,945	(4,556)
Managed Financial Services revenue	$44,129	$38,253	$78,023	$78,961

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:
Interest income	9.9%	9.2%	10.0%	9.9%
Interchange income, net of customer rewards costs	3.9	4.0	3.8	3.8
Other fee income	2.5	1.6	2.3	1.6
Interest expense	(4.5)	(3.9)	(4.4)	(4.2)
Provision for loan losses	(5.4)	(2.9)	(5.1)	(2.7)
Other	1.4	(0.4)	0.4	(0.5)
Managed Financial Services revenue	7.8%	7.6%	7.0%	7.9%

Back to Form 8-K